UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2011

Cynosure, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51623	04-3125110
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5 Carlisle Road, Westford, MA		01886
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 256-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On February 2, 2011, Cynosure, Inc. (the “Company”) completed its acquisition of substantially all of the assets of Elemé Medical, Inc. (“Elemé Medical”) pursuant to an Asset Purchase Agreement (the “Agreement”), dated as of February 2, 2011, by and between Elemé Medical (assignment for the benefit of creditors), LLC, a California limited liability company, in its sole and limited capacity as Assignee for the Benefit of Creditors of Elemé Medical, and the Company. Under the terms of the Agreement, the Company acquired substantially all of the assets of Elemé Medical, including licensing rights to intellectual property related to Elemé Medical’s SmoothShapes XV system, in a cash transaction for $2,470,000.

Item 7.01.	Regulation FD Disclosure

On February 3, 2011, the Company issued a press release announcing the completion of the acquisition disclosed in Item 2.01 above. A copy of the release is furnished as Exhibit 99.1 to this report.

The information in this Item 7.01 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The Company will file the required financial statements of Elemé Medical by amendment to this report no later than April 20, 2011.

(b)	Pro Forma Financial Information

The Company will file the required pro forma financial information by amendment to this report no later than April 20, 2011.

(d)	Exhibits

The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

99.1	Press Release issued by the Company on February 3, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYNOSURE, INC.

Date: February 3, 2011	By:	/s/ Timothy W. Baker
Timothy W. Baker
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company on February 3, 2011